                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                        Filed by the Registrant      [X]

               Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)

[X] Definitive Proxy Statement      [ ] Soliciting Material Pursuant to Section
                                        240.14a-11(c) or Section 240.14a-12

                          PENTEGRA DENTAL GROUP, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.               [ ] Fee computed on table below per Exchange
                                       Act Rules 14a-6(i)

(1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------

(5) Total fee paid:


--------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

-------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

-------------------------------------------------

(3) Filing Party:

-------------------------------------------------

(4) Date Filed:

July 9, 1999


TO THE STOCKHOLDERS OF PENTEGRA DENTAL GROUP, INC.:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Meeting") of Pentegra Dental Group, Inc. (the "Company"), to be held on Friday, July 30, 1999, at 9:00 a.m., local time, at the Company's offices, 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018.

Please read the enclosed 1999 Annual Report to Stockholders and Proxy Statement for the Meeting. Whether or not you plan to attend the Meeting, please sign, date and return the proxy card in the enclosed envelope to Continental Stock Transfer & Trust Company as soon as possible so that your vote will be recorded. If you attend the Meeting, you may withdraw your proxy and vote your shares in person.

Very truly yours,


By:
     /s/ James M. Powers, Jr., D.D.S
     -------------------------------
     James M. Powers Jr., D.D.S.
     Chairman of the Board and Chief Executive Officer

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 30, 1999



TO OUR STOCKHOLDERS:

The 1999 Annual Meeting of Stockholders (the "Meeting") of Pentegra Dental Group, Inc., a Delaware corporation ("Pentegra" or the "Company"), will be held on Friday, July 30, 1999 at 9:00 a.m., local time, at the Company's offices, 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018, for the following purposes:

     to elect three Class I directors to serve for a term of three years or until their successors are duly elected and qualified;

     to consider and vote upon a proposal to approve and ratify the appointment of PricewaterhouseCoopers as the Company's independent auditors for fiscal 2000; and

     to consider such other matters as may properly come before the Meeting and at any and all adjournments thereof.

Only stockholders of record at the close of business on June 15, 1999 are entitled to notice of and to vote at the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS




By:
      /s/ James M. Powers, Jr., D.D.S.
      --------------------------------
      James M. Powers Jr., D.D.S.
      Chairman of the Board and Chief Executive Officer

Phoenix, Arizona
July 9, 1999

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                 PROXY STATEMENT

General Information

The enclosed proxy is solicited by and on behalf of the Board of Directors of Pentegra Dental Group, Inc., ("Pentegra" or the "Company"), for use at the Company's 1999 Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m., local time, on July 30, 1999, at the 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the stockholders of the Company on or about July 9, 1999.

The Company is mailing its 1999 Annual Report to Stockholders, including consolidated financial statements, simultaneously with this Proxy Statement to all stockholders of record as of the close of business on June 15, 1999. That report does not constitute a part of this proxy solicitation material.

Information Concerning Solicitation And Voting

All voting rights are vested exclusively in the holders of the Company's common stock, par value $0.001 per share. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy, constitute a quorum. On June 15, 1999, the record date for stockholders entitled to vote at the Meeting, 9,102,503 shares of the Company's common stock were issued and outstanding.

Proxies in the enclosed form will be effective if properly executed and returned prior to the Meeting in the enclosed envelope to Continental Stock Transfer & Trust Company, Proxy Department, 2 Broadway, New York, New York 10275-0491. The Company's common stock represented by each effective proxy will be voted at the Meeting in accordance with the instruction on the proxy. If no instructions are indicated on a proxy, all common stock represented by such proxy will be voted FOR election of the nominees named in the proxy as the directors, FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, and, as to any other matters of business which properly come before the Meeting, by the named proxies at their discretion.

Any stockholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

When a quorum is present, in the election of directors, the nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law or by the Company's Restated Certificate of Incorporation, a matter will be approved by the stockholders if the votes cast in favor of the matter exceed the votes cast in opposition.

Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) and any other shares not voted will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of the election of the directors, the approval and ratification of PricewaterhouseCoopers LLP as the Company's independent auditors, or of any other matter which properly may come before the Meeting, abstentions, broker non-votes and any other shares not voted will not be considered as votes cast. Thus, abstentions, broker non-votes and any other shares not voted will have no impact in the election of the Class I directors, the approval and ratification of PricewaterhouseCoopers LLP as the Company's independent auditors, or any other matter which properly may come before the Meeting so long as a quorum is present.

The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of Continental Stock Transfer & Trust Company to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is approximately $1,000 plus out-of-pocket expenses. Although there are no formal agreements to do so, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.



                       PROPOSAL ONE: ELECTION OF DIRECTORS
General

The Company's Restated Certificate of Incorporation provides for the classification of the Company's Board of Directors into three classes. The term of office of the Class I directors expires at this Annual Meeting, the term of office of the Class II directors expires at the Company's 2000 Annual Meeting of Stockholders and the term of office of the Class III directors expires at the Company's 2001 Annual Meeting of Stockholders. Three Class I nominees are proposed to be elected at this Annual Meeting to serve for a three-year term to last until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and have been qualified. The directors whose terms will expire at this Annual Meeting are Ronnie L. Andress, D.D.S., Roger Allen Kay, D.D.S. and Ronald E. Geistfeld, D.D.S., all of whom are retiring from the Board of Directors upon election of the Class I nominees listed below. Nominees for Class I director will be elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will have no effect. The Board of Directors has nominated Walter J. Anderson, D.D.S., James H. S. Cooper, and James M.
Powers, Jr., D.D.S.

Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees for director named below. If, at the time of the Meeting, any of the nominees shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. If elected, the nominees will hold office until the year 2002 annual meeting of stockholders or until their successors are elected and qualified. Management is currently unaware of any circumstances likely to render any of the nominees unavailable for election or unable to serve.

Nominees For Election At The Annual Meeting

The Board of Directors unanimously recommends that the stockholders vote FOR election of the following nominees as Class I directors of the Company.


NAME                            AGE     POSITION
----                            ---     --------
Walter J. Anderson, D.D.S.       46     Director
James H. S. Cooper               44     Director
James M. Powers, Jr., D.D.S.     43     Chairman of the Board,
                                        President and Chief Executive Officer


Continuing Directors

The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class II and Class III directors. The following table shows the names, ages and positions of each continuing directors.

Class III - Term Expires In 2001

        NAME                              AGE     POSITION                              DIRECTOR SINCE
        ----                              ---     --------                              --------------

        Omer K. Reed, D.D.S.              67      Clinical Officer and Director              1998
        Gerald F. Mahoney                 56      Director                                   1998
        Anthony P. Maris                  65      Director                                   1998
        George M. Siegel                  61      Director                                   1998


Class II - Term Expires In 2000

        NAME                              AGE     POSITION                              DIRECTOR  SINCE
        ----                              ---     --------                              ---------------
        James H. Clarke, Jr.  D.D.S.      51      Director                                   1998
        Mark E. Greder, D.D.S.            55      Director                                   1998
        Ronald M. Yaros, D.D.S.           53      Director                                   1998
        Sam H. Carr                       42      Senior Vice President, Chief               1998
                                                  Financial Officer and Secretary



As required by Pentegra's Bylaws, a majority of Pentegra's Board of Directors are dentists who are affiliated with dental practices that are a party to a service agreement with Pentegra. The following table sets forth certain information concerning Pentegra's directors and nominees to become a director (ages are as of May 31, 1999):

        NAME                              AGE     POSITION
        ----                              ---     --------
        James M. Powers, Jr., D.D.S.      43      Chairman, President and Chief Executive Officer
        Omer K. Reed, D.D.S.              67      Clinical Officer and Director
        Sam H. Carr                       42      Sr. Vice President, Chief Financial Officer, Secretary and Director
        James H. Clarke, Jr., D.D.S.      51      Director
        Mack E. Greder, D.D.S.            55      Director
        Gerald F. Mahoney                 56      Director
        Anthony P. Maris                  65      Director
        George M. Siegel                  61      Director
        Ronald M. Yaros, D.D.S.           53      Director
        Walter J. Anderson, D.D.S.        46      Director nominee
        James H. S. Cooper                44      Director nominee


JAMES M. POWERS, JR., D.D.S. has served as Pentegra's Chairman of the Board and Chief Executive Officer since November 1998. Dr. Powers served as Chairman of the Board and President of Liberty Dental Alliance, Inc. from September 1997, until November 1998, when Pentegra agreed to acquire Liberty Dental Alliance, Inc. Liberty Dental Alliance, Inc. was a Nashville, Tennessee-based dental practice management company in its formative stages that had entered into letters of intent to purchase the assets of 75 independent dental practices. Dr. Powers also has served as the Chairman of the Board of Directors of Clearidge, Inc., a Nashville-based bottled water company since May 1993. He served as President of Clearidge, Inc., from May 1993 to January 1997. Dr. Powers is a co-founder and member of the Board of Directors of Barnhill's Country Buffet, Inc., a Memphis, Tennessee-based, 27-unit restaurant chain. Since his graduation from the University of Tennessee College of Dentistry in 1979 until November 1998, Dr. Powers practiced dentistry in a private practice in Waverly, Tennessee. He also received his MBA from Vanderbilt University in 1984.

OMER K. REED, D.D.S. has served as Clinical Officer since May 1997 and served as Pentegra's Chairman of the Board from May 1997 to November 1998. He founded Pentegra, Ltd. in 1988 and Napili International in 1963, and is a practicing dentist with one of Pentegra's affiliated practices. Since inception, Pentegra, Ltd. and Napili International have provided comprehensive management and consulting services to dental practices around the nation. In 1965, Dr. Reed founded the CeramDent Laboratory and he has maintained a private dental practice in Phoenix since 1959. He has held associate professorships in the Departments of Ecological Dentistry at the University of North Carolina, Chapel Hill (1978-1988) and the University of Minnesota (1982-1991), and has lectured extensively around the world on various subjects related to the practice of dentistry. Dr. Reed also serves on the Board of Directors of Century Companies of America, CUNA Mutual Insurance Group and the American Volunteer Medical Team.

SAM H. CARR has served as Pentegra's Senior Vice President and Chief Financial Officer since September 1997. Mr. Carr has served as a Director since April 1998 and as Secretary since January 1999. From September 1996 until August of 1997, Mr. Carr served as Vice President -- Finance and Corporate Development of Ankle & Foot Centers of America, LLP, a podiatry practice management company. From February 1995 until July 1996, Mr. Carr was a Senior Manager with Arthur Andersen LLP. Prior thereto, Mr. Carr was Chief Financial Officer of Columbia/HCA's Bellaire Hospital in Houston, Texas from January 1994 until January 1995, and Vice President of Finance of St. Vincent Hospital in Santa Fe, New Mexico from 1990 until 1994. From 1978 to 1990, Mr. Carr was an accountant with Arthur Andersen L.L.P. and is a certified public accountant. Mr. Carr received his BBA in accounting from the University of Texas in 1977 and received an Executive MBA from the University of New Mexico in 1994.

WALTER J. ANDERSON, D.D.S. founded Anderson Dental Group in 1982, and has been in private practice for 21 years. Dr Anderson served 4 years as a Professor of Crown & Bridge Dentistry at the University of Texas Dental Branch in Houston. He is a member of the American Dental Association, Texas Dental Association, and Houston District Dental Society since 1978. Other professional affiliations include the American Orthodontic Society, Academy of GP Orthodontics, and the American Association of Functional Orthodontics. Dr. Anderson received his B.S. from Sam Houston State University in 1974 and graduated from the University of Texas Dental Branch at Houston in 1978.

JAMES H. S. COOPER is the Chairman of Brentwood Capital Advisors, LLC, a financial advisory firm in Brentwood, Tennessee. He was a Managing Director, Investment Banking, for SunTrust Equitable Securities in Nashville, Tennessee from April 1995 through May 1999. Mr. Cooper served as a member of the United States House of Representatives from January 1983 until January 1995. He is an Adjunct Professor at the Owen Graduate School of Management, Vanderbilt University. Mr. Cooper received his B.A. degree from the University of North Carolina, his M.A. degree from Oxford University, and his J.D. degree from Harvard Law School.

JAMES H. CLARKE, JR., D.D.S. has been engaged in the private practice of dentistry in Houston, Texas since 1974 and is President of James H. Clark, Jr., D.D.S., Inc., one of Pentegra's affiliated practices. Dr. Clarke is a member of the American Dental Association and the Texas Dental Association. Dr. Clarke is a fellow in the Academy of General Dentistry, the International Congress of Oral Implantologists and the Mish Implant Institute. He is a member of the American Academy of Implant Prosthodontics, American Academy of Implant Dentistry, Academy for Implants and Transplants and the American Society of Osseointegration. Dr. Clarke received his Bachelor of Science in chemistry from Southwestern University in 1969 and his Doctor of Dental Surgery from Baylor School of Dentistry in 1974.

MACK E. GREDER, D.D.S. has been engaged in the private practice of dentistry in Omaha, Nebraska since 1970 and is President of Mack E. Greder, D.D.S., P.C., one of Pentegra's affiliated practices. Dr. Greder is a member of the American Dental Association and the Nebraska Dental Association. He serves as a director on several boards including Unident, Inc., a dental software company, Omni Behavioral Health and Rowpar Pharmaceuticals, Inc. Dr. Greder is a 1968 graduate of the Creighton University School of Dentistry.

GERALD F. MAHONEY has been Chairman of the Board and Chief Executive Officer of Mail-Well, Inc., a public company engaged in printing and envelope manufacturing with over 50 printing offices throughout the United States, since 1994. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of Pavey Envelope beginning in 1991. Mr. Mahoney is a certified public accountant.

ANTHONY P. MARIS is a consultant to health care businesses. From 1987 to 1996, Mr. Maris was a Director, Vice President, Chief Financial Officer and Treasurer of Roberts Pharmaceutical Corporation, a public company engaged in pharmaceuticals manufacturing. Prior thereto, Mr. Maris was a Director and Chief Financial Officer of Hoffmann -- La Roche Inc., a pharmaceutical manufacturer.

GEORGE M. SIEGEL was President and Chief Executive Officer of Parcelway Courier Systems, Inc., a publicly traded messenger and courier business with operations throughout North America, from 1990 to 1997. In 1993, Mr. Siegel co-founded U.S. Delivery Systems, a public company engaged in consolidating local messenger and delivery companies. Prior thereto, Mr. Siegel founded and was the President and Chief Executive Officer of U.S. Messenger & Delivery Service and Direct Dispatch Corporation, two messenger and courier service companies that he sold to Mayne Nickless Courier System, Inc.

RONALD M. YAROS, D.D.S. has been engaged in the private practice of dentistry in Aurora, Colorado since 1973 and is President of Ronald M. Yaros, D.D.S., P.C., one of Pentegra's affiliated practices. He is a member of the American Dental Association, the Colorado Dental Association, the Metro Denver Dental Society and the Academy of General Dentistry.

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ended March 31, 2000, subject to the approval and ratification of stockholders. The Board of Directors unanimously recommends that stockholders vote to approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Auditors for 2000. PricewaterhouseCoopers LLP has served as the independent auditors of the Company since the Company's formation in February 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares present or represented at the Meeting and entitled to vote is needed to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal 2000. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of May 31, 1999, the "beneficial ownership" of the Pentegra common stock of (i) each director and nominee to become a director,
(ii) each executive officer, (iii) all executive officers and directors of Pentegra as a group and (iv) each person who owns more than 5% of the outstanding common stock. The address of each person in the table is c/o Pentegra Dental Group, Inc., 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018.

                                                                    PERCENT (1)        NUMBER (1)
                                                                    -----------        ----------
  Ronald M. Yaros, D.D.S.                                           152,214            1.7%
  Omer K. Reed, D.D.S.                                              135,200 (2)        1.5%
  James M. Powers, Jr., D.D.S.                                      125,865 (3)        1.4%
  George M. Siegel                                                  116,180            1.0%
  Mack E. Greder, D.D.S.                                            114,884 (4)        1.3%
  Ronnie L. Andress, D.D.S.                                         102,101            1.1%
  James H. Clarke, Jr., D.D.S.                                       70,632            *
  Roger Allen Kay, D.D.S.                                            70,185            *
  James L. Dunn, Jr                                                  51,691 (5)        *
  Sam H. Carr                                                        45,494 (6)        *
  Walter J. Anderson, D.D.S.                                         38,765            *
  Anthony P. Maris                                                    9,000 (7)        *
  John G. Thayer                                                      8,827 (5)        *
  Gerald F. Mahoney                                                   5,000 (8)        *
  Ronald E. Geistfeld, D.D.S.                                         1,000            *
  James H. S. Cooper                                                   -

  All executive officers and directors as a group
  (14 persons)                                                    1,008,273            10.9%


  *less than 1%

(1) Shares shown in the above table do not include shares that could be acquired upon exercise of currently outstanding stock options that do not vest within 60 days of the date of this Proxy Statement. All computations are based upon 9,102,503 outstanding shares.

(2) Includes 2,400 shares owned by OMR Trust, of which Dr. Reed is the beneficiary. Excludes shares owned by Dr. Reed's adult children.

(3) Includes 60,000 shares that may be acquired upon the exercise of incentive and nonqualified stock options and 10,858 shares that may be acquired upon the conversion of a convertible promissory note.

(4) Includes 900 shares owned by Dr. Greder's IRA ad 2,618 shares owned by Dr. Greder's spouse's IRA.

(5) Includes 6,666 shares that may be acquired upon the exercise of an incentive stock option.

(6) Includes 13,333 shares that may be acquired upon the exercise of an incentive stock option.

(7) Includes 5,000 shares that may be acquired upon the exercise of a nonqualified stock option.

(8) Consists of shares that may be acquired upon the exercise of a nonqualified stock option.


There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.


                              CERTAIN TRANSACTIONS

On November 13, 1998 Pentegra and Liberty Dental Alliance, Inc. ("Liberty") entered into an Agreement and Plan of Merger (the "Liberty Merger Agreement"), pursuant to which Liberty will become a wholly owned subsidiary of Pentegra, and Dr. Powers was named President of Pentegra, replacing Gary S. Glatter. The Liberty Merger Agreement provides Pentegra will pay (a) $0.01 per share for each outstanding share of Liberty common stock, par value $0.01 per share, at closing and (b) up to $3.99 per share and options to purchase up to 0.25 shares of common stock of Pentegra with an exercise price of $6.125 per share for each share of Liberty common stock (collectively, the "Additional Common Merger Consideration") in accordance with the following:

         (i) One-third of the Additional Common Merger Consideration is payable upon completion of affiliations with dental practices under a letter of intent with Liberty ("Liberty Affiliations") that had collected revenues for the year ended December 31, 1997 ("1997 Practice Revenues") aggregating to at least $10,000,000;

         (ii) One-third of the Additional Common Merger Consideration is payable upon completion of additional Liberty Affiliations that had aggregate 1997 Practice Revenues of at least $15,000,000; and

         (iii) One-third of the Additional Common Merger Consideration is payable upon completion of additional Liberty Affiliations that had aggregate 1997 Practice Revenues of at least $15,000,000.

The holders of shares of Liberty common stock will forfeit any right to receive Additional Common Merger Consideration related to Liberty Affiliations not consummated by July 31, 1999. As of May 31, 1999, there are 315,750 shares of Liberty common stock outstanding, which would result in Pentegra paying an aggregate of up to $1,263,000 cash and issuing options to acquire up to 78,938 shares of Pentegra common stock.

The Liberty Merger Agreement also provides that Pentegra pay (a) $0.01 per share for each outstanding share of Liberty Class B common stock, par value $0.01 per share, at closing and (b) up to one share of Pentegra common stock for each outstanding share of Liberty Class B common stock (the "Additional Class B Merger Consideration") in accordance with the following:

         (i) One-fifth of the Additional Class B Merger Consideration is payable upon completion of Liberty Affiliations that had aggregate 1997 Practice Revenues of at $10,000,000;

         (ii) Three-tenths of the Additional Class B Merger Consideration is payable upon completion of additional Liberty Affiliations that had aggregate 1997 Practice Revenues of at least $10,000,000;

         (iii) Two-fifths of the Additional Class B Merger Consideration is payable upon completion of additional Liberty Affiliations that had aggregate 1997 Practice Revenues of at least $20,000,000; and

         (iv) One-tenth of the Additional Class B Merger Consideration is payable upon completion of additional Liberty Affiliations that had aggregate 1997 Practice Revenues of at least $10,000,000.

The holders of shares of Liberty class B common stock will forfeit any right to receive Additional Class B Merger Consideration related to Liberty Affiliations not consummated by July 31, 1999. As of May 31, 1999, there are 545,000 shares of Liberty class B common stock outstanding, which would result in Pentegra paying an aggregate of up to $5,450 cash and up to 545,000 shares of Pentegra common stock. Consummation of the Liberty Merger Agreement, which is anticipated to occur prior to July 31, 1999, is subject to, among other things, Pentegra obtaining the consent of its lenders.

As of May 31, 1999, Pentegra had completed Liberty Affiliations with 17 dental practices. One of those practices was co-owned by Dr. Powers and he received as consideration from Pentegra $193,345 in cash, 45,007 shares of Pentegra common stock and $76,000 aggregate principal amount of 6% Series A Convertible Subordinated Notes, due November 2003, in connection with that transaction. In addition, Dr. Powers owns 5,000 shares of Liberty common stock and 345,000 shares of Liberty Class B common stock. Upon consummation of the Liberty merger, Dr. Powers may be entitled to receive up to $23,450, 345,000 shares of Pentegra common stock and options to acquire 1,250 shares of Pentegra common stock.

In connection with a practice acquisition by Dr. Greder, a member of the Board, in May 1998, Pentegra loaned $109,000 to Dr. Greder to fund the acquisition. Dr. Greder issued a 9% promissory note to Pentegra for that amount, which provides for monthly principal and interest payments of $2,263. As of June 30, 1999, $107,555 was outstanding under the promissory note.

It is anticipated that future transactions with affiliates of Pentegra will be minimal, will be approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to Pentegra than could be obtained from unaffiliated third parties. Pentegra does not intend to incur any further indebtedness to, or make any loans to, any of its executive officers, directors or other affiliates.

                         BOARD ORGANIZATION AND MEETINGS

During fiscal 1999, the Board of Directors of the Company (the "Board") held four meetings and acted by unanimous written consent on more than one occasion.

The Board has an Audit Committee, a Compensation Committee, an Acquisition Committee, a Nominating Committee and an Executive Committee, each of which was initially constituted on March 30, 1998.

Audit Committee.

The Audit Committee recommends the independent public accountants to be selected by the Board for stockholder approval each year and acts on behalf of the Board in reviewing with the independent public accountants, the chief financial and chief accounting officer and other corporate officers, various matters relating to the adequacy of the Company's accounting policies and procedures and financial controls and the scope of the annual audits by the independent public accountants. The Audit Committee consists of Messrs. Maris and Mahoney (chairman). During fiscal 1999, the Audit Committee held one meeting.

Compensation Committee

The Compensation Committee is authorized to establish the general compensation policy for the officers and directors of the Company and annually reviews and establishes officers' salaries and participation in benefit plans, prepares reports required by the Securities and Exchange Commission (the "SEC") and approves the directors' compensation. The Compensation Committee consists of Messrs. Maris and Siegel (chairman). During fiscal 1999, the Compensation Committee held two (2) meetings.

Acquisition Committee

The Acquisition Committee has the authority to approve the terms of any business combination transaction involving the payment by Pentegra of consideration with a value of up to $3,000,000. The members of the Acquisition Committee are Dr. Powers and Mr. Carr. During fiscal 1999, the Acquisition Committee held 17 meetings.

Nominating Committee

The Nominating Committee is authorized to (i) develop policies on the size and composition of the Board and criteria relating to candidate selection, (ii) propose to the Board a slate of director nominees for election at annual meetings of stockholders, (iii) propose candidates to fill vacancies on the Board and (iv) recommend board members to serve on the various committees of the Board. The members of the Nominating Committee are Drs. Reed and Powers and Mr. Maris. During fiscal 1999, the Nominating Committee did not meet.

Executive Committee

The Executive Committee is authorized to exercise all of the authority of the Board in the management and affairs of the Company, except where action of the Board as a whole is expressly required by law or the Restated Certificate of Incorporation or Bylaws of the Company. During fiscal 1999, the Executive Committee did not meet. The members of the Executive Committee are Drs. Reed and Powers and Mr. Siegel.

During fiscal 1999, each director attended at least 75% of the aggregate of the total number of Board meetings and of meetings of committees of the Board on which he served. The members of the Audit and Compensation Committees are not employees of Pentegra.

Director Compensation

Directors who are employees of Pentegra or an affiliated practice do not receive additional compensation for serving as directors. Each director who is not an employee of Pentegra or an affiliated practice will receive a fee of $1,500 for attendance at each Board of Directors meeting and $750 for each committee meeting (unless held on the same day as a Board of Directors meeting). All directors of Pentegra are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacity as directors of Pentegra. In addition, under the Company's 1997 Stock Compensation Plan (the "Stock Plan"), each such director has been granted nonqualified options to purchase 10,000 shares of Pentegra common stock. In addition, each newly elected nonemployee director automatically will be granted nonqualified options to purchase 10,000 shares of Pentegra common stock on the date that the person first becomes a nonemployee director of the Company. Thereafter, each nonemployee director automatically will be granted nonqualified options to purchase 5,000 shares of Pentegra common stock on the date of the Company's annual meeting of stockholders. Each option will have an exercise price per share equal to the fair market value of the Company's common stock on the date of grant. On completion of the Company's initial public offering in March 1998, each of Messrs. Maris and Mahoney was granted an option to purchase 10,000 shares of Pentegra common stock at an exercise price per share equal to the initial public offering price to the public (Mr. Siegel waived his right to receive this grant). All the options granted to the nonemployee directors have a term of ten years, and become exercisable as to one-quarter of the shares on the date of grant, and thereafter in cumulative annual installments of one-quarter beginning on the first anniversary of the date of grant.

                             EXECUTIVE COMPENSATION

The following table sets forth each component of compensation paid or awarded to, or earned by, each person who served as Chief Executive Officer of Pentegra during the fiscal year ended March 31, 1999 and the four other most highly compensated executive officers serving as of March 31, 1999 (collectively, the "Named Executive Officers") for the fiscal years indicated.


                                                                                                      SECURITIES
                                                                                       OTHER           UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION               FISCAL       SALARY          BONUS      COMPENSATION      OPTIONS/SAR       COMPENSATION
  ---------------------------                YEAR           $              $              $                (#)              ($)(-)
                                             ----           -              -              -                ---              ------
James M. Powers, Jr                          1999         53,974             --         14,256          300,000                 --
  D.D.S.(1)(2)                               1998             --             --             --               --                 --
  Chairman of the Board,
  President and Chief Executive
  Officer
Sam H. Carr(2)                               1999        175,000             --         38,326               --                 --
  Sr. Vice President, Chief                  1998         98,435             --             --           66,666                 --
  Financial Officer and
  Secretary
John G. Thayer(2)                            1999        125,000         25,000         14,204               --                 --
  Sr. Vice President and Chief               1998         32,604         25,000             --           33,333                 --
  Operating Officer
James L. Dunn, Jr.(2)                        1999        125,000             --         23,292               --                 --
  Sr. Vice President and Chief               1998         27,604             --             --           33,333                 --
  Development Officer
Omer K. Reed, D.D.S.(3)                      1999         87,500             --        310,000               --                 --
  Clinical Officer and Director              1998          1,823             --             --               --                 --
  Member
Gary S. Glatter(4)                           1999        167,700             --             --               --            350,000
  Former President and Chief                 1998        127,604             --             --          333,333
  Executive Officer

----------

(1)  Dr. Powers commenced his employment with Pentegra on November 13, 1998

(2) The amount set forth as Other Compensation represents the expenses paid by Pentegra in connections with the Names Executive Officer's relocation to Phoenix, Arizona.

(3) Dr. Reed's employment agreement provides for bonus payments aggregating $1,250,000 payable by Pentegra in installments of $10,000 on closing of each future dental practice affiliation subsequent to March 30, 1998 until the bonus has been paid in full, provided that the bonus must be paid in full by March 24, 2001. During the fiscal year ended March 31, 1999, Dr. Reed was paid $310,000 of this bonus.

(4) Mr. Glatter entered into a severance agreement with the Company effective November 13, 1998 pursuant to which he resigned as President, Chief Executive Officer and a director of Pentegra. Mr. Glatter was paid $350,000 by Pentegra pursuant to the agreement and forfeited all options to acquire shares of Pentegra common stock previously issued to him.


Option Grants

The following table provides information on stock option grants to the Named Executive Officers in the fiscal year ended March 31, 1999 under the Stock Plan.

Options/SAR Grants in Last Fiscal Year


                                   NUMBER OF       % OF TOTAL
                                  SECURITIES         OPTIONS
                                  UNDERLYING        GRANTED TO                                         GRANT
                                    OPTIONS        EMPLOYEES IN       EXERCISE      EXPIRATION        PRESENT
                                  GRANTED(1)        FISCAL YEAR     PRICE($/SH.)       DATE         VALUE($)(2)
                                  ----------        -----------     ------------       ----         -----------
James M. Powers, Jr., DDS           150,000            43.5%        $   2.63          03/24/03      $ 256,185
                                    150,000            43.5%        $   6.13          03/24/03      $ 172,607
Sam H. Carr                              --               --              --                --             --
John G. Thayer                           --               --              --                --             --
James L. Dunn, Jr                        --               --              --                --             --
Omer K. Reed, DDS                        --               --              --                --             --
Gary S. Glatter                          --               --              --                --             --


Pentegra approved the grant of certain contingent options to Dr. Powers. See "Certain Transactions." following weighted-average assumptions: dividend yield of 0%, expected volatility of 0.50, risk-free interest rate of 5.62% and expected life of five years.

The following table sets forth certain information with respect to unexercised options to purchase Pentegra common stock held by the Named Executive Officers at March 31, 1999. None of the Named Executive Officers exercised options in 1998.


Year-End 1999 Option Values

                                        NUMBER OF
                                          SHARES                                    VALUE OF
                                        UNDERLYING                                 UNEXERCISED
                                       UNEXERCISED                                IN-THE-MONEY
                                     OPTIONS HELD AT                               OPTIONS AT
                                      MARCH 31, 1999                            MARCH 31, 1999(1)
                                       EXERCISABLE        UNEXERCISABLE(1)         EXERCISABLE        UNEXERCISABLE(2)
                                       -----------        ----------------         -----------        ----------------
    James M. Powers, Jr.,  D.D.S          60,000                  240,000             $ 0                  $ 0

    Sam H. Carr                           13,333                   53,334               0                    0

    John G. Thayer                         6,667                   26,666               0                    0

    James L. Dunn, Jr                      6,667                   26,666               0                    0

    Omer K. Reed, D.D.S                        0                        0               0                    0

(1)Value of unexercised in-the-money options is calculated based upon the difference, if any, between the option exercise price and the closing price of the common stock at year-end, multiplied by the number of shares underlying the options. The closing price per share of Pentegra common stock as reported on the AMEX on March 31, 1998 was $1.6875. The exercise prices for the options previously granted to the Named Executive Officers range from $2.63 to $8.50 per share.

Employment Agreements

Pentegra has entered into employment agreements with Drs. Reed and Powers and Messrs. Carr, Dunn and Thayer. Each of these agreements provides for an annual base salary in an amount not less than the initial specified amount and entitles the employee to participate in all Pentegra's compensation plans in which other executive officers of Pentegra participate. Dr. Reed's employment agreement provides that he will serve as Pentegra's clinical officer and has a three-year term commencing on March 30, 1998. Dr. Reed's base salary during fiscal 1999 under the employment agreement was $87,500 per year, or as increased from time to time by the Board of Directors. Dr. Reed's employment agreement also provides for bonus payments aggregating $1,250,000 payable by Pentegra in installments of $10,000 on closing of each future dental practice affiliation subsequent to March 30, 1998 until the bonus has been paid in full, provided that the bonus must be paid in full by March 24, 2001. Dr. Powers' employment agreement provides that he shall serve as the Chairman, President and Chief Executive Officer of Pentegra for a term of two years commencing on November 13, 1998 at a base annual salary of $200,000. Each of the agreements for Messrs. Carr, Dunn and Thayer has a continuous five-year term with an annual base salary of $175,000 for Mr. Carr and a base salary of $125,000 for each of the other officers, and is subject to the right of Pentegra to terminate the employee's employment at any time. For purposes of determining the applicable year's earnings per share change, the cash bonuses payable under all other employment agreements between Pentegra and its officers will be taken into account. Each of the other Named Executive Officers (except Dr. Reed) is eligible to receive an annual cash bonus in an amount equal to 5%, 10%, 15%, 20% or 25% of his or her base salary in the event that Pentegra experiences 20% to 22.5%, 22.5% to 25%, 25% to 27.5%, 27.5% to 30% or greater than 30%, respectively, growth in earnings per share on a year-to-year basis (calculated on a pro forma basis for the calendar year prior to Pentegra's first fiscal year of operations). For purposes of determining the applicable year's earnings per share change, the cash bonuses payable to the officer and under all other employment agreements between Pentegra and its officers will be taken into account.

If the employee's employment is terminated by Pentegra without cause (as therein defined), Dr. Powers and Messrs. Carr, Dunn and Thayer will be entitled to a payment equal to 12 months' salary, and Dr. Reed will be entitled to a payment equal to the salary payable over the remaining term of his employment agreement. Each of the foregoing agreements also contains a covenant limiting competition with Pentegra for one year following termination of employment.

Compensation Committee Interlocks And Insider Participation

No executive officer of the Company currently serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or as an executive officer of the Company. See "Director and Executive Compensation" and "Certain Transactions" for a description of transactions between the Company and members of the Board of Directors.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for establishing a general compensation policy for officers and employees of the Company, preparing any reports that may be required relating to officer compensation and approving any increases in director's fees. The Compensation Committee consists of Messrs. Mahoney and Maris. The Compensation Committee was appointed in March 1998 and did not participate in deliberations regarding executive compensation for fiscal 1999, other than in connection with the employment of Dr. Powers in November 1998. Prior to the closing of the Company's initial public offering, executive compensation was determined by the Board of Directors as a whole. Beginning in fiscal 2000, the Compensation Committee will approve, or in some cases recommend to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee will also act on the granting of stock options to executive officers under the Company's Stock Plan.

The Company's executive compensation program has been designed to assist the Company in attracting, motivating and retaining the executive talent necessary for the Company to maximize its return to stockholders. To this end, this program provides competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

The Company's compensation program for executives consists of three key elements: a base salary; a performance-based annual bonus; and periodic grants of stock options.

The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of its stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is dependent on maximizing long-term returns to stockholders. The annual bonus payable for fiscal 2000 will depend on the Company's financial performance in fiscal 2000.

Base Salary

Base Pay is designed to be competitive with salary levels for comparable executive positions at other companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The Company has employment agreements with its Chief Executive Officer, the four other executive officers named in the Summary Compensation Table and certain of its other officers. These agreements provide for minimum base annual salaries the Company may increase, but cannot decrease. Any increases in these base salaries, the base salaries of the Company's other executive officers and any changes in those salaries will be based on recommendations by the Company's Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer. Performance for base salary purposes will be assessed on a qualitative, rather than a quantitative, basis. No specific performance formula or weighting of factors will be used in determining base salary levels.

Annual Bonus

For fiscal 1999, the Company determined that it was their preference to compensate the executive officers primarily in the form of long-term, equity-based compensation, and accordingly, made awards of stock options rather than cash bonuses. Additionally, Dr. Reed was awarded a performance-based cash bonus pursuant to his employment agreement based on the successful completion of new affiliations of dentists with the Company. The Compensation Committee expects to base future annual bonuses on the Company's financial performance and the individual performance of the awardees, and intends to use qualitative, rather than quantitative, factors for this purpose.

Stock Plan

Prior to the Company's initial public offering, the stockholders and the Board of Directors of the Company approved the Stock Plan. The objectives of the Stock Plan are to (i) attract and retain superior personnel for positions of substantial responsibility and (ii) provide employees, nonemployee directors, advisors and orthodontists with an additional incentive to contribute to the success of the Company.

In March 1998, the Company granted to Messrs. Carr, Thayer and Dunn options to purchase 66,667, 33,333 and 33,333 shares of Pentegra common stock, respectively, at per-share exercise prices of $8.50. In November 1988, the Company granted to Dr. Powers options to purchase 300,000 shares of Pentegra common stock. One-half of those options have an exercise price of $2.63 per share and the other half have an exercise price of $6.13 per share.

Stock options align the interests of employees and stockholders by providing value to option holders through stock price appreciation only. The Compensation Committee expects that it will make future stock option or other long-term equity-based incentive awards periodically at its discretion based on recommendations of the Chief Executive Officer. Stock option grant sizes, in general, will be evaluated by regularly assessing competitive market practices, the overall performance of the Company the, size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company. This posture with regard to stock options is intended to focus management's efforts on maximizing stockholder returns. The number of options granted to a particular participant will also be based on the Company's historical financial success, its future business plans and the individual's position and level of responsibility within the Company, but these factors will be assessed subjectively and not weighted.

Fiscal 1999 Chief Executive Officer Pay

As described above, the Compensation Committee will consider several factors in developing an executive compensation package. For the Chief Executive Officer, these factors will include competitive market pay practices, performance level, experience, contributions toward achievement of strategic goals and the overall financial and operations success of the Company.

The Company entered into an employment agreement with Dr. Powers, the Company's Chief Executive Officer, in November 1998. The initial term of that agreement is for two years at an initial base compensation rate of $200,000 per annum. Dr. Powers is eligible to receive an annual cash bonus in an amount up to 25% of his base salary upon achievement of certain earnings per share targets. In addition, the Company granted to Dr. Powers options to purchase 300,000 shares of Pentegra common stock. One-half of those options have an exercise price of $2.63 per share and the other half have an exercise price of $6.13 per share. The Compensation Committee believes the terms of this agreement and the foregoing option award were appropriate.

Since the initial public offering through November 1998, the Compensation Committee took no action respecting Mr. Glatter's compensation for fiscal 1999. The Compensation Committee believes Mr. Glatter's total compensation (base salary and bonus) paid for the portion of the last fiscal year that he served the Company as Chief Executive Officer was within an acceptable range of competitive market levels for compensation paid to the executive officers of comparable companies.

Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

This report will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or under the Exchange Act and will not be deemed filed under either of such statutes except to the extent that the Company specifically incorporates this information by reference.

The Compensation Committee


Gerald F. Mahoney
Anthony P. Maris

                                PERFORMANCE GRAPH

The following line graph compares the percentage change from date of public offering (March 30, 1998) through March 31, 1999 for (i) the Pentegra common stock, (ii) a peer group (the "Peer Group") of companies selected by the Company that are predominantly dental management companies located in the United States, and (iii) the AMEX Composite Index. The companies in the Peer Group are Apple Orthodontix, Inc., Interdent, Inc., OrthAlliance, Inc., Orthodontic Centers of America, Inc., Castle Dental Centers, Inc., Coast Dental Services Inc. and Monarch Dental Corp.

   THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL

                          Comparison of Total Returns*

Description                      March 30, 1998    March 31, 1998    March 31, 1999
-----------                      --------------    --------------    --------------
Pentegra Dental Group, Inc.             $100             $103             21%
AMEX Composite Index                    $100             $105            102%
Peer Group                              $100             $102             57%



*Total return based on $100 initial investment and reinvestment of dividends

The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance. The total return on investment for the period shown for the Company, the AMEX Composite Index and the Peer Group is based on the stock price or composite index at March 28, 1998.

The performance graph appearing above will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not be deemed filed under either of those Acts except to the extent that the Company specifically incorporates this information by reference.

                               SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. There were no beneficial owners of Pentegra Dental Group, Inc. at March 31, 1999 with more than 10% ownership.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during fiscal 1999 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, other than Dr. Geistfeld (who filed two reports late each reporting one transaction), Dr. Greder (who filed one report late reporting one transaction) and Dr. Reed (who filed two reports late each reporting one transaction).


                              STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of stockholders must be received by the Company on or before April 15, 2000.


                         1999 ANNUAL REPORT ON FORM 10-K

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1999 WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K SHOULD ADDRESS A WRITTEN REQUEST TO SAM H. CARR, CHIEF FINANCIAL OFFICER AND SECRETARY, PENTEGRA DENTAL GROUP, INC., 2999 N. 44TH STREET, SUITE 650, PHOENIX, ARIZONA, 85018. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.


                                 OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board of Directors.



/s/ Sam H. Carr
-------------------------------------
Sam H. Carr
Chief Financial Officer and Secretary


Phoenix, Arizona
July 9, 1999

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 30, 1999

    The undersigned hereby appoints James M. Powers, Jr. D.D.S., proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Pentegra Dental Group, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders (the "Meeting") to be held on July 30, 1999, at 9:00 a.m., local time, at the Company's offices, 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018 and at any and all adjournments thereof for the following purposes:

(1) Election of Class 1 Directors:

    [ ] FOR the nominees listed below (except as marked to the contrary below) [ ] WITHHOLD AUTHORITY to vote for the nominees listed below

 Walter J. Anderson, D.D.S.   James H. S. Cooper   James M. Powers, Jr., D.D.S.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

--------------------------------------------------------------------------------

(2) Approval and Ratification of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year Ending March 31, 2000.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
--------------------------------------------------------------------------------

                     PLEASE DATE AND SIGN ON REVERSE SIDE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

                                              ----------------------------------

                                                             Date

                                              ----------------------------------
                                               Signature(s) of stockholders(s)

                                              Please complete, date and sign
                                              exactly as your name appears
                                              herein. If shares are held
                                              jointly, each holder should sign,
                                              When signing as attorney,
                                              executor, administrator, trustee,
                                              guardian or corporate official,
                                              please add your title.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.